Exhibit 4.2

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF SEPTEMBER 14, 2017

TO INDENTURE DATED JUNE 9, 2015

DUPONT FABROS TECHNOLOGY, L.P., AS ISSUER,

DIGITAL REALTY TRUST, INC., AS GUARANTOR,

AND

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

5.625% SENIOR NOTES DUE 2023

THIS THIRD SUPPLEMENTAL INDENTURE, entered into as of September 14, 2017 (the “Third Supplemental Indenture”) among DuPont Fabros Technology, L.P., a Maryland limited partnership (the “Operating Partnership”), Digital Realty Trust, Inc. (“DLR”), a Maryland corporation and successor to DuPont Fabros Technology, Inc. (the “Company”), and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Operating Partnership, the Guarantors party thereto and the Trustee entered into an Indenture, dated as of June 9, 2015 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of June 9, 2015 (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of September 8, 2017 (the “Second Supplemental Indenture” and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), relating to the Operating Partnership’s 5.625% Senior Notes due 2023 (the “Notes”);

WHEREAS, DLR, Digital Realty Trust, L.P., Penguins REIT Sub, LLC (“REIT Merger Sub”), Penguins OP Sub 2, LLC and Penguins OP Sub, LLC (collectively, the “DLR Parties”), on the one hand and the Company and the Operating Partnership, on the other hand, entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 8, 2017, pursuant to which the Company will be merged with and into REIT Merger Sub (the “REIT Merger”) and Penguins OP Sub, LLC will be merged with and into the Operating Partnership (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”) (the “Closing”) contemplated thereby as of the date hereof;

WHEREAS, immediately following the completion of the Mergers, REIT Merger Sub will be merged with and into DLR; and

WHEREAS, Section 5.03 of the Indenture provides that no Guarantor may merge with or into any other Person unless such other Person becomes a Guarantor concurrently with such transaction.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally, the parties to this Third Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. DLR, by its execution of this Third Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be legally bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 of the First Supplemental Indenture and Article 16 of the Base Indenture.

Section 3. Notwithstanding any automatic release pursuant to Section 10.04(a) of the First Supplemental Indenture that may otherwise occur, the Guarantors other than the Company hereby reaffirm their guarantee of the Notes.

Section 4. This Third Supplemental Indenture shall be governed in accordance with the laws of the State of New York.

Section 5. This Third Supplemental Indenture may be signed in various counterparts, which together will constitute one and the same instrument.

Section 6. This Third Supplemental Indenture is an amendment supplemental to the Indenture and this Third Supplemental Indenture will henceforth be read together with the Indenture.

Section 7. The recitals in this Third Supplemental Indenture shall be taken as statements of the Operating Partnership, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Third Supplemental Indenture and perform its obligations hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership, as Issuer

By:	Penguins OP Sub 2, LLC., its general partner
By:	Digital Realty Trust, L.P., its sole member
By:	Digital Realty Trust, Inc., its sole general partner

By:	/s/ Joshua A. Mills
	Name:	Joshua A. Mills
	Title:	Senior Vice President, General Counsel and Secretary

DIGITAL REALTY TRUST, INC., a Maryland corporation, as successor to Holdings and as Guarantor

By:	/s/ Joshua A. Mills
	Name:	Joshua A. Mills
	Title:	Senior Vice President, General Counsel and Secretary

GRIZZLY VENTURES LLC, a Delaware limited liability company, as Guarantor

By: Digital Realty Trust, L.P., its manager
By: Digital Realty Trust, Inc., its sole general partner

By:	/s/ Joshua A. Mills
	Name:	Joshua A. Mills
	Title:	Senior Vice President, General Counsel and Secretary

LEMUR PROPERTIES LLC, a Delaware limited liability company, as Guarantor

By: Digital Realty Trust, L.P., its manager
By: Digital Realty Trust, Inc., its sole general partner

By:	/s/ Joshua A. Mills
	Name:	Joshua A. Mills
	Title:	Senior Vice President, General Counsel and Secretary

PORPOISE VENTURES LLC, a Delaware limited liability company, as Guarantor

By: Digital Realty Trust, L.P., its manager
By: Digital Realty Trust, Inc., its sole general partner

By:	/s/ Joshua A. Mills
Name: Joshua A. Mills
Title: Senior Vice President, General Counsel and Secretary

RHINO EQUITY LLC, a Delaware limited liability company, as Guarantor

By: Digital Realty Trust, L.P., its manager
By: Digital Realty Trust, Inc., its sole general partner

By:	/s/ Joshua A. Mills
Name: Joshua A. Mills
Title: Senior Vice President, General Counsel and Secretary

TARANTULA VENTURES LLC, a Delaware limited liability company, as Guarantor

By: Digital Realty Trust, L.P., its manager
By: Digital Realty Trust, Inc., its sole general partner

By:	/s/ Joshua A. Mills
Name: Joshua A. Mills
Title: Senior Vice President, General Counsel and Secretary

XERES MANAGEMENT LLC, a Delaware limited liability company, as Guarantor

By: Digital Realty Trust, L.P., its manager
By: Digital Realty Trust, Inc., its sole general partner

By:	/s/ Joshua A. Mills
Name: Joshua A. Mills
Title: Senior Vice President, General Counsel and Secretary

XERES VENTURES LLC, a Delaware limited liability company, as Guarantor

By: Digital Realty Trust, L.P., its manager
By: Digital Realty Trust, Inc., its sole general partner

By:	/s/ Joshua A. Mills
Name: Joshua A. Mills
Title: Senior Vice President, General Counsel and Secretary

FOX PROPERTIES LLC, a Delaware limited liability company, as Guarantor

By: Digital Realty Trust, L.P., its manager
By: Digital Realty Trust, Inc., its sole general partner

By:	/s/ Joshua A. Mills
Name: Joshua A. Mills
Title: Senior Vice President, General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President